FOR IMMEDIATE RELEASE February 5, 2016	CONTACTS:
	News Media Jim Monroe	202-624-6620

	Financial Community Douglas Bonawitz	202-624-6129
WGL Holdings, Inc. Reports First Quarter Fiscal Year 2016 Financial Results;
Affirms Fiscal Year 2016 Non-GAAP Guidance and Announces 5% Dividend Increase

•	Consolidated GAAP earnings per share up — $1.36 per share vs. $1.28 per share

•	Operating earnings per share up — $1.18 per share vs. $1.16 per share

•	Operating earnings guidance for fiscal year 2016 — affirming a range of $3.00 per share to $3.20 per share

•	Dividend increase of $0.10 per share, or 5%, to an annualized level of $1.95 per share; marking the 40th consecutive annual dividend increase
Consolidated Results
WGL Holdings, Inc. (NYSE: WGL), the parent company of Washington Gas Light Company (Washington Gas) and other energy-related subsidiaries, today reported net income applicable to common stock determined in accordance with generally accepted accounting principles in the United States of America (GAAP) for the quarter ended December 31, 2015, of $68.2 million, or $1.36 per share, compared to net income applicable to common stock of $63.9 million, or $1.28 per share, reported for the quarter ended December 31, 2014.
On a consolidated basis, WGL uses operating earnings (loss) to evaluate overall financial performance, and evaluates segment financial performance based on earnings before interest and taxes, as adjusted (adjusted EBIT). Both operating earnings (loss) and adjusted EBIT adjust for the accounting recognition of certain transactions that are not representative of the ongoing earnings of the company. Additionally, we believe that adjusted EBIT enhances the ability to evaluate segment performance because it excludes interest and income tax expense, which are affected by corporate-wide strategies such as capital financing and tax sharing allocations. Operating earnings (loss) and adjusted EBIT are non-GAAP financial measures, which are not recognized in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. Refer to “Reconciliation of Non-GAAP Financial Measures,” attached to this news release, for a more detailed discussion of management’s use of these measures and for reconciliations to GAAP financial measures.
For the quarter ended December 31, 2015, operating earnings were $59.2 million, or $1.18 per share, compared to operating earnings of $58.0 million, or $1.16 per share, for the same quarter of the prior fiscal year.

“Our first quarter results have exceeded our expectations in spite of unseasonably warm weather in the quarter.  Our portfolio of energy solutions is showing balanced results.  Our utility had a solid quarter, and I am particularly pleased with the growth in adjusted EBIT in our non-utility businesses compared to the first quarter of the prior year,” said Terry D. McCallister, Chairman and Chief Executive Officer.  “Our midstream energy services and commercial energy systems segments both saw strong earnings growth in the period, and our retail energy-marketing business continued to post robust results as well.  Given this strong start to the year, we are guiding to the high end of our previously announced full year range of $3.00 to $3.20 per share.”

“I am also happy to announce that our board of directors has approved a ten-cent increase in our dividend to an annual rate of $1.95 per share. This increase is consistent with our previously announced goal of maintaining a 5% dividend growth rate, and reflects our continued confidence in our ability to achieve our strategic goals and deliver strong earnings and dividend growth rates to our shareholders. This increase marks the 40th year of consecutive dividend increases and the 165th year that we have paid a dividend.”

First Quarter Results by Business Segment

Regulated Utility
For the quarter ended December 31, 2015, the regulated utility segment reported adjusted EBIT of $86.6 million, compared to adjusted EBIT of $96.6 million for the same quarter of the prior fiscal year. This comparison primarily reflects lower revenues due to: (i) reduction in certain natural gas consumption patterns in the District of Columbia; (ii) lower realized margins associated with our asset optimization program and (iii) a decrease in the recovery of carrying costs on lower average storage gas inventory balances. Additionally, the regulated utility incurred higher expenses associated with: (i) labor and employee incentives; (ii) support activity costs and (iii) system integrity activities. Partially offsetting these unfavorable variances were higher revenues from customer growth and rate recovery related to our accelerated pipe replacement programs.
Retail Energy-Marketing
For the quarter ended December 31, 2015, the retail energy-marketing segment reported adjusted EBIT of $5.2 million, compared to adjusted EBIT of $9.0 million for the same quarter of the prior fiscal year. This comparison primarily reflects lower electric margins due to higher capacity charges from the regional power grid operator (PJM) and lower unit margins on large commercial customer sales. Partially offsetting these declines were higher natural gas margins due to favorable gas supply and pricing opportunities and higher weather hedge payments.
Commercial Energy Systems
For the quarter ended December 31, 2015, the commercial energy systems segment reported adjusted EBIT of $2.2 million, an increase of $1.0 million, over adjusted EBIT of $1.2 million for the same quarter of the prior fiscal year. The increase in adjusted EBIT reflects: (i) improved margins from the energy-efficiency contracting business and (ii) the growth in distributed generation assets in service, including higher income from state rebate programs and solar renewable energy credit sales. These improvements are partially offset by higher operating and depreciation expense.

Midstream Energy Services
For the quarter ended December 31, 2015, the midstream energy services segment reported adjusted EBIT of $13.1 million, an increase of $10.5 million, over adjusted EBIT of $2.6 million for the same quarter of the prior fiscal year. The increase in adjusted EBIT primarily reflects strategic utilization of storage assets and favorable spreads this quarter compared to the same quarter of the prior fiscal year.
Consolidated Interest Expense
For the quarter ended December 31, 2015, interest expense was $12.8 million, compared to interest expense of $12.3 million for the same period of the prior fiscal year. The increase reflects long-term borrowings at Washington Gas and WGL.
Earnings Outlook
We are affirming our consolidated non-GAAP operating earnings estimate for fiscal year 2016 in a range of $3.00 per share to $3.20 per share, with expectations toward the higher end of this range. In providing fiscal year 2016 earnings guidance, management is aware that there could be differences between what is reported GAAP earnings and estimated operating earnings for matters such as, but not limited to, unrealized mark-to-market positions for our energy-related derivatives. At this time, WGL management is not able to reasonably estimate the aggregate impact of these items on reported earnings and therefore is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.
We assume no obligation to update this guidance. The absence of any statement by us in the future should not be presumed to represent an affirmation of this earnings guidance. For the assumptions underlying this guidance, please refer to the slides accompanying our webcast that will be posted to WGL’s website, www.wglholdings.com.

Other Information
We will hold a conference call at 10:30 a.m., Eastern Time on February 8, 2016, to discuss our first quarter fiscal year 2016 financial results. The live conference call will be available to the public via a link located on WGL’s website, www.wglholdings.com. To hear the live webcast, click on “Investor Relations” then “Events & Webcasts.” The webcast and related slides will be archived on WGL’s website through at least March 8, 2016.
WGL, headquartered in Washington, D.C., is a leading source for clean, efficient and diverse energy solutions. With activities and assets across the U.S., WGL consists of Washington Gas, WGL Energy, WGL Midstream and Hampshire Gas. WGL provides natural gas, electricity, green power and energy services, including generation, storage, transportation, distribution, supply and efficiency. Our calling as a company is to make energy surprisingly easy for our employees, our community and all our customers. Whether you are a homeowner or renter, small business or multinational corporation, state and local or federal agency, WGL is here to provide Energy Answers. Ask Us. For more information, visit us at www.wglholdings.com.
Unless otherwise noted, earnings per share amounts are presented on a diluted basis, and are based on weighted average common and common equivalent shares outstanding.
Please see the attached comparative statements for additional information on our operating results. Also attached to this news release are reconciliations of non-GAAP financial measures.
Forward-Looking Statements
This news release and other statements by us include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues, dividends and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of today, and we assume no duty to update them. Factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, general economic conditions and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission.

WGL Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	December 31, 2015	September 30, 2015
ASSETS
Property, Plant and Equipment
At original cost	$5,090,450	$5,003,910
Accumulated depreciation and amortization	(1,343,829)	(1,331,182)
Net property, plant and equipment	3,746,621	3,672,728
Current Assets
Cash and cash equivalents	15,778	6,733
Accounts receivable, net	449,035	358,491
Storage gas	212,969	211,443
Derivatives and other	240,214	171,874
Total current assets	917,996	748,541
Deferred Charges and Other Assets	835,638	840,090
Total Assets	$5,500,255	$5,261,359
CAPITALIZATION AND LIABILITIES
Capitalization
Common shareholders’ equity	$1,289,102	$1,243,247
Washington Gas Light Company preferred stock	28,173	28,173
Long-term debt	945,582	944,201
Total capitalization	2,262,857	2,215,621
Current Liabilities
Notes payable and current maturities of long-term debt	552,875	357,000
Accounts payable and other accrued liabilities	309,339	325,146
Derivatives and other	318,735	300,768
Total current liabilities	1,180,949	982,914
Deferred Credits	2,056,449	2,062,824
Total Capitalization and Liabilities	$5,500,255	$5,261,359

WGL Holdings, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,
(In thousands, except per share data)	2015	2014
OPERATING REVENUES
Utility	$288,153	$381,712
Non-utility	325,231	367,525
Total Operating Revenues	613,384	749,237
OPERATING EXPENSES
Utility cost of gas	50,025	129,704
Non-utility cost of energy-related sales	282,487	336,568
Operation and maintenance	95,419	92,380
Depreciation and amortization	31,412	29,360
General taxes and other assessments	36,532	39,383
Total Operating Expenses	495,875	627,395
OPERATING INCOME	117,509	121,842
Equity in earnings of unconsolidated affiliates	1,263	1,144
Other income (expenses) — net	979	(4,355)
Interest expense	12,760	12,310
INCOME BEFORE TAXES	106,991	106,321
INCOME TAX EXPENSE	38,490	42,103
NET INCOME	$68,501	$64,218
Dividends on Washington Gas Light Company preferred stock	330	330
NET INCOME APPLICABLE TO COMMON STOCK	$68,171	$63,888
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	49,807	49,946
Diluted	50,030	50,091
EARNINGS PER AVERAGE COMMON SHARE
Basic	$1.37	$1.28
Diluted	$1.36	$1.28

WGL Holdings, Inc.
Consolidated Financial and Operating Statistics
(Unaudited)

FINANCIAL STATISTICS

	Twelve Months Ended December 31,
	2015	2014
Closing Market Price — end of period	$62.99	$54.62
52-Week Market Price Range	$65.55 - $50.89	$56.79-$35.35
Price Earnings Ratio	23.2	18.5
Annualized Dividends Per Share	$1.85	$1.76
Dividend Yield	2.9%	3.2%
Return on Average Common Equity	10.7%	12.0%
Total Interest Coverage (times)	5.1	6.8
Book Value Per Share — end of period	$25.87	$25.00
Common Shares Outstanding — end of period (thousands)	49,833	49,709
UTILITY GAS STATISTICS

	Three Months Ended December 31,				Twelve Months Ended December 31,
(In thousands)	2015		2014		2015		2014
Operating Revenues
Gas Sold and Delivered
Residential — Firm	$167,689		$243,734		$740,621		$889,891
Commercial and Industrial — Firm	36,609		56,418		168,129		209,987
Commercial and Industrial — Interruptible	518		718		2,378		2,464
Electric Generation	275		275		1,100		1,100
	205,091		301,145		912,228		1,103,442
Gas Delivered for Others
Firm	61,903		56,121		210,986		198,978
Interruptible	11,505		13,736		50,246		60,040
Electric Generation	176		132		597		534
	73,584		69,989		261,829		259,552
	278,675		371,134		1,174,057		1,362,994
Other	9,478		10,578		35,428		49,128
Total	$288,153		$381,712		$1,209,485		$1,412,122

	Three Months Ended December 31,				Twelve Months Ended December 31,
(In thousands of therms)	2015		2014		2015		2014
Gas Sales and Deliveries
Gas Sold and Delivered
Residential — Firm	152,924		217,059		670,740		729,955
Commercial and Industrial — Firm	44,892		59,178		183,257		196,160
Commercial and Industrial — Interruptible	720		1,055		1,736		2,686
	198,536		277,292		855,733		928,801
Gas Delivered for Others
Firm	133,278		160,006		531,397		536,867
Interruptible	62,535		77,659		245,139		267,668
Electric Generation	43,225		26,255		196,032		133,540
	239,038		263,920		972,568		938,075
Total	437,574		541,212		1,828,301		1,866,876
Utility Gas Purchase Expense (excluding asset optimization)	36.26	¢	56.18	¢	50.91	¢	67.90	¢
HEATING DEGREE DAYS
Actual	956		1,255		3,630		3,972
Normal	1,331		1,343		3,746		3,750
Percent Colder (Warmer) than Normal	(28.2)%		(6.6)%		(3.1)%		5.9%
Average Active Customer Meters	1,135,765		1,123,272		1,133,059		1,120,257
WGL ENERGY SERVICES
Natural Gas Sales
Therm Sales (thousands of therms)	189,500		201,000		701,500		708,600
Number of Customers (end of period)	141,300		153,400		141,300		153,400
Electricity Sales
Electricity Sales (thousands of kWhs)	2,926,400		2,668,500		12,314,900		11,532,500
Number of Accounts (end of period)	135,000		156,600		135,000		156,600
WGL ENERGY SYSTEMS
Megawatts in service	119		82		119		82
Megawatt hours generated	33,448		17,820		137,271		79,374

WGL Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

The tables below reconcile adjusted EBIT on a segment basis to GAAP income (loss) before income taxes and reconcile operating earnings (loss) on a consolidated basis to GAAP net income (loss) applicable to common stock. Management believes that adjusted EBIT and operating earnings (loss) provide a more meaningful representation of our earnings from ongoing operations on a segment and consolidated basis, respectively. These measures facilitate analysis by providing consistent and comparable measures to help management, investors and analysts better understand and evaluate our operating results and performance trends, and assist in analyzing period-to-period comparisons. Additionally, we use these non-GAAP measures to report to the board of directors and to evaluate management’s performance.
To derive our non-GAAP measures, we adjust for the accounting recognition of certain transactions (non-GAAP adjustments) based on at least one of the following criteria:

•	To better match the accounting recognition of transactions with their economics;

•	To better align with regulatory view/recognition;

•	To eliminate the effects of:

i.	Significant out of period adjustments;

ii.	Other significant items that may obscure historical earnings comparisons and are not indicative of performance trends; and

iii.	For adjusted EBIT, other items which may obscure segment comparisons.
There are limits in using adjusted EBIT and operating earnings (loss) to analyze our segment and consolidated results, respectively, as they are not prepared in accordance with GAAP and may be different than non-GAAP financial measures used by other companies. In addition, using adjusted EBIT and operating earnings (loss) to analyze our results may have limited value as they exclude certain items that may have a material impact on our reported financial results. We compensate for these limitations by providing investors with the attached reconciliations to the most directly comparable GAAP financial measures.
The following table summarizes the reconciliations of adjusted EBIT by segment to income before income taxes:

	Three Months Ended December 31,
(In thousands)	2015	2014
Adjusted EBIT:
Regulated utility	$86,623	$96,556
Retail energy-marketing	5,245	8,955
Commercial energy systems	2,195	1,168
Midstream energy services	13,129	2,566
Other activities(*)	(780)	(1,474)
Eliminations	27	(32)
Total	$106,439	$107,739
Non-GAAP adjustments(1)	13,312	10,892
Interest expense	12,760	12,310
Income before income taxes	$106,991	$106,321
Income tax expense	38,490	42,103
Dividends on Washington Gas preferred stock	330	330
Net income applicable to common stock	$68,171	$63,888

(*)	Activities and transactions that are not significant enough on a stand-alone basis to warrant treatment as an operating segment and that do not fit into one of our four operating segments.

WGL Holdings, Inc. (Consolidated by Quarter)
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

The following tables represent the reconciliation of operating earnings to net income applicable to common stock (consolidated by quarter):

Fiscal Year 2016
	Quarterly Period Ended
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Fiscal Year
Operating earnings	$59,205				$59,205
Non-GAAP adjustments(1)	13,312				13,312
Income tax effect of non-GAAP adjustments	(4,346)				(4,346)
Net income applicable to common stock	$68,171				$68,171
Diluted average common shares outstanding	50,030				50,030
Operating earnings per share	$1.18				$1.18
Per share effect of non-GAAP adjustments	0.18				0.18
Diluted earnings per average common share	$1.36				$1.36
Fiscal Year 2015
	Quarterly Period Ended
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Fiscal Year
Operating earnings	$58,004				$58,004
Non-GAAP adjustments(1)	10,892				10,892
Income tax effect of non-GAAP adjustments	(5,008)				(5,008)
Net income applicable to common stock	$63,888				$63,888
Diluted average common shares outstanding	50,091				50,091
Operating earnings per share	$1.16				$1.16
Per share effect of non-GAAP adjustments	0.12				0.12
Diluted earnings per average common share	$1.28				$1.28

WGL Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

(1) The following tables summarize non-GAAP adjustments, by operating segment and present a reconciliation of adjusted EBIT to EBIT. EBIT is defined as earnings before interest and taxes from continuing operations. Items we do not include in EBIT are interest expense, inter-company financing activity, dividends on Washington Gas preferred stock, and income taxes.

Three Months Ended December 31, 2015
(In thousands)	Regulated Utility	Retail Energy- Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Eliminations	Total
Adjusted EBIT	$86,623	$5,245	$2,195	$13,129	$(780)	$27	$106,439
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	19,423	(5,812)	—	10,836	—	—	24,447
Storage optimization program(b)	475	—	—	—	—	—	475
DC weather impact(c)	(7,232)	—	—	—	—	—	(7,232)
Distributed generation asset related investment tax credits(d)	—	—	(1,252)	—	—	—	(1,252)
Change in measured value of inventory(e)	—	—	—	(3,126)	—	—	(3,126)
Total non-GAAP adjustments	$12,666	$(5,812)	$(1,252)	$7,710	$—	$—	$13,312
EBIT	$99,289	$(567)	$943	$20,839	$(780)	$27	$119,751

Three Months Ended December 31, 2014
(In thousands)	Regulated Utility	Retail Energy- Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Eliminations	Total
Adjusted EBIT	$96,556	$8,955	$1,168	$2,566	$(1,474)	$(32)	$107,739
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	25,077	(24,850)	—	8,329	—	—	8,556
Storage optimization program (b)	(4,180)	—	—	—	—	—	(4,180)
DC weather impact(c)	(2,826)	—	—	—	—	—	(2,826)
Distributed generation asset related investment tax credits(d)	—	—	(909)	—	—	—	(909)
Change in measured value of inventory(e)	—	—	—	15,876	—	—	15,876
Investment Impairment(f)	—	—	—	—	(5,625)	—	(5,625)
Total non-GAAP adjustments	$18,071	$(24,850)	$(909)	$24,205	$(5,625)	$—	$10,892
EBIT	$114,627	$(15,895)	$259	$26,771	$(7,099)	$(32)	$118,631

Footnotes:

(a)
Adjustments to eliminate unrealized mark-to-market gains (losses) for our energy-related derivatives for our regulated utility and retail energy-marketing operations as well as certain derivatives related to the optimization of transportation capacity for the midstream energy services segment. With the exception of certain transactions related to the optimization of system capacity assets as discussed in footnote (b) below, when these derivatives settle, the realized economic impact is reflected in our non-GAAP results, as we are only removing interim unrealized mark-to-market amounts.

(b)
Adjustments to shift the timing of storage optimization margins for the regulated utility segment from the periods recognized for GAAP purposes to the periods in which such margins are recognized for regulatory sharing purposes. In addition, lower-of-cost or market adjustments related to system and non-system storage optimization are eliminated for non-GAAP reporting, since the margins will be recognized for regulatory purposes when the withdrawals are made at the unadjusted historical cost of storage inventory.

(c)
Eliminates the estimated financial effects of warm or cold weather in the District of Columbia, as measured consistent with our regulatory tariff. Washington Gas has regulatory weather protection mechanisms in Maryland and Virginia designed to neutralize the estimated financial effects of weather. Utilization of normal weather is an industry standard, and it is our practice to evaluate our rate-regulated revenues by utilizing normal weather and to provide estimates and guidance on the basis of normal weather.

(d)
To reclassify the amortization of deferred investment tax credits from income taxes to operating income for the commercial energy systems segment. These credits are a key component of the operating success of this segment and therefore are included within adjusted EBIT to help management and investors better assess the segment's performance.

(e)
For our midstream energy services segment, adjustments to reflect storage inventory at market or at a value based on the price used to value the physical forward sales contract that is economically hedging the storage inventory. This adjustment also includes the estimated effects of certain sharing mechanisms on all of our non-GAAP unrealized gains and losses. Adjusting our storage optimization inventory in this fashion better aligns the settlement of both our physical and financial transactions and allows investors and management to better analyze the results of our non-utility asset optimization strategies.

(f)
Represents an impairment of an equity investment in a solar holding company, accounted for at cost, which occurred in the first quarter of fiscal year 2015. We did not believe this impairment charge was indicative of our historical or future performance trends.